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EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1999 Incentive Stock Option Plan of AFP Imaging Corporation and to the incorporation by reference therein of our report dated August 25, 2003, with respect to the consolidated financial statements and schedule for the year ended June 30, 2003 of AFP Imaging Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Stamford, Connecticut
October 10, 2005